Exhibit 99.B(d)(1)(D)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

DIRECTED SERVICES LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)

ING American Funds World Allocation Portfolio	September 15, 2008	0.10% on all assets

ING BlackRock Inflation Protected Bond Portfolio		0.450% on first $200 million; 0.400% on next $800 million; and 0.300% on assets over $1 billion

ING DFA Global All Equity Portfolio	April 30, 2010	0.25% on all assets

ING DFA Global Allocation Portfolio	April 30, 2010	0.25% on all assets

ING Franklin Income Portfolio		0.65% on the first $500 million; and 0.60% on assets over $500 million

ING Franklin Templeton Founding Strategy Portfolio		0.00%

ING Goldman Sachs Commodity Strategy Portfolio	April 28, 2008	0.70% on the first $1 billion; and 0.65% on assets over $1 billion

ING Marsico International Opportunities Portfolio		0.540% on first $ 4 billion; and 0.530% thereafter

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)

ING MFS Utilities Portfolio

0.600% on first $1 billion of assets;

0.550% on next $500 million of assets;

0.500% on next $1 billion of assets;

0.470% on next $1 billion of assets;

0.450% on next $1 billion of assets;

0.440% on next $1 billion of assets; and

0.430% thereafter

ING Pioneer Equity Income Portfolio		0.65% on first $500 million; and 0.60% on assets over $500 million

ING Retirement Conservative Portfolio(1) ING Retirement Growth Portfolio(1) ING Retirement Moderate Growth Portfolio(1) ING Retirement Moderate Portfolio(1)	August 12, 2009	If the Portfolio invests in Underlying Funds within the ING Fund Complex: 0.14% If the Portfolio invests in Underlying Funds outside the ING Fund Complex and/or Direct Investments: 0.24%

ING Morgan Stanley Global Tactical Asset Allocation Portfolio	September 15, 2008	0.75% on the first $500 million; and 0.725% on assets in excess of $500 million

ING Wells Fargo Small Cap Disciplined Portfolio		0.77% on first $500 million; 0.70% on next $500 million; 0.65% on next $500 million; 0.60% on next $5 billion; and 0.53% on assets over $6.5 billion

(1) “Direct Investments” shall mean assets which are not shares of open-end investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”).  “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act.